    As filed with the Securities and Exchange Commission on October 24, 2001


                                                     Registration Nos. 333-71594
                                                                    333-71594-01

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

        BANKATLANTIC BANCORP, INC.                BBC CAPITAL TRUST II
           (Exact name of registrants as specified in their charters)
                    FLORIDA                                65-05070804
                   DELAWARE                               [APPLIED FOR]
(State or other jurisdictions of incorporation          (I.R.S. Employer
               or organization)                      Identification Numbers)



                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
                                 (954) 760-5000
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                  ALAN B. LEVAN
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           BANKATLANTIC BANCORP, INC.
                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
                                 (954) 760-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                ALISON W. MILLER
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

       Title of Shares to                Amount to         Proposed Maximum Aggregate        Amount of
          Be Registered            Be Registered (1)(2)        Offering Price (3)         Registration Fee
Class A Common Stock, par value
$0.01 per share of BankAtlantic
Bancorp, Inc.                                    --                    --                        --
Debt Securities of BankAtlantic
Bancorp, Inc. (4)                                --                    --                        --
Guarantee of BankAtlantic
Bancorp, Inc. of certain
obligations under the Trust
Preferred Securities (5)                         --                    --                        --
Trust Preferred Securities of
BBC Capital Trust II                             --                    --                        --

TOTAL                                  $150,000,000                   100%                  $37,500 (6)
                                       ============                   ----                  -------

(1) There are being registered hereunder such indeterminate number of shares of Class A Common Stock and such indeterminate principal amount of debt securities and such indeterminate number of Trust Preferred Securities as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at a discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock, warrants and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the antidilution provisions of any such securities.
(2) In U.S. dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies as shall result in an aggregate initial offering price not to exceed $150,000,000.
(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(4) The debt securities offered hereby may include Junior Subordinated Debentures of BankAtlantic Bancorp, Inc. issued in connection with an offering of the Trust Preferred Securities.
(5) BankAtlantic Bancorp, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to the Trust Preferred Securities issued by BBC Capital Trust II. No separate consideration will be received for the guarantee by BankAtlantic Bancorp, Inc., or any other such obligation, and pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to these guarantees.
(6) Previously paid in connection with the initial filing of this Registration Statement on October 15, 2001.



         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         This Amendment No. 1 to the Registration Statement on Form S-3 of BankAtlantic Bancorp, Inc. and BBC Capital Trust II is being filed for the purpose of filing Exhibits 4.4, 4.6, 4.9, 4.12, 5.1, 5.2, 23.1, 23.2, 23.3,
25.1, 25.2, 25.3, and 25.4 hereto.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be borne by BankAtlantic Bancorp, Inc. (the "Company") in connection with the sale and distribution of the securities offered hereby.

         SEC Registration Fee...........................................................  $   37,500
         Legal Fees and Expenses........................................................  $  300,000
         Accounting Fees and Expenses...................................................  $   50,000
         Trustees Expenses..............................................................  $   15,000
         Blue Sky Fees and Expenses.....................................................  $    5,000
         Printing and Engraving Expenses................................................  $   15,000
         Miscellaneous Expenses.........................................................  $   77,500

         TOTAL FEES AND EXPENSES........................................................  $ 500,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850 of the Florida Business Corporation Act and the Restated Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

         Under the Trust Agreement of BBC Capital Trust II ("BBC Capital"), the Company will agree to indemnify each of the Trustees of BBC Capital or any predecessor Trustee for BBC Capital and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of BBC Capital's Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under BBC Capital's Trust Agreement.

ITEM 16. EXHIBITS

         The following exhibits are filed herewith, previously filed, incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

       Exhibits       Description

          1.1         Form of Underwriting Agreement for Class A Common Stock.*
          1.2         Form of Underwriting Agreement for Debt Securities.*
          1.3         Form of Underwriting Agreement for Trust Preferred
                      Securities.*
          2 Agreement and Plan of Merger by and between BankAtlantic Bancorp, Inc., CSB Merger Sub, Inc. and Community
                      Savings Bankshares, Inc. (incorporated by reference to
                      Exhibit 2.1 to the Company's Current Report on Form 8-K filed on September 14, 2001).
          4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
          4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, filed on May 5, 1994).

            4.3         Form of Debt Securities Indenture.**
            4.4         Form of Junior Subordinated Debt Securities Indenture.
            4.5         Form of Debt Security.*
            4.6         Form of Junior Subordinated Debt Security (included in
                        Exhibit 4.4).
            4.7         Certificate of Trust of BBC Capital Trust II.**
            4.8         Trust Agreement of BBC Capital Trust II.**
            4.9         Form of Amended and Restated Trust Agreement of BBC
                        Capital Trust II.
            4.10        Form of Trust Preferred Security for BBC Capital Trust
                        II.*
            4.11        Form of Trust Preferred Securities Guarantee Agreement
                        relating to BBC Capital Trust II.*
            4.12        Form of Agreement as to Expenses and Liabilities between
                        the Company and BBC Capital Trust II (included in
                        Exhibit 4.9)
            5.1         Opinion of Stearns Weaver Miller Weissler Alhadeff &
                        Sitterson, P.A. as to the validity of the offered
                        securities of the Company.
            5.2         Opinion of Richards, Layton & Finger, special Delaware
                        counsel, as to the validity of the Trust Preferred
                        Securities.
            12          Statement Regarding Computation of Ratio of Earnings to
                        Fixed Charges.**
            23.1        Consent of Stearns Weaver Miller Weissler Alhadeff &
                        Sitterson, P.A. (included in Exhibit 5.1).
            23.2        Consent of Richards, Layton & Finger (included in
                        Exhibit 5.2).
            23.3        Consent of KPMG LLP, independent public accountants.
            24          Power of Attorney.**
            25.1        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Debt
                        Securities trustee.
            25.2        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Junior
                        Subordinated Debt Securities trustee.
            25.3        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the property trustee, relating to BBC Capital Trust II.
            25.4        Statement of eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the guarantee trustee, relating to BBC Capital Trust II.

     * To be filed by amendment or as an exhibit to a document to be incorporated by reference.
     **   Previously filed with this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned registrants each certify that each of them has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on the 22nd day of October, 2001.


                                      BANKATLANTIC BANCORP, INC.



                                      By:  /s/ Alan B. Levan
                                          ______________________________________
                                           Alan B. Levan
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President

                                      BBC CAPITAL TRUST II

                                      By: /s/ Alan B. Levan
                                          ______________________________________
                                           Alan B. Levan, as Trustee


                                      By: /s/ James A. White
                                          ______________________________________
                                           James A. White, as Trustee


                                      By: /s/ Jarett S. Levan
                                          ______________________________________
                                           Jarett S. Levan, as Trustee





         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities at the Company and on the dates indicated.


     SIGNATURE                           TITLE                                        DATE

/s/ Alan B. Levan                Chairman of the Board, Chief Executive          October 22, 2001
_____________________            Officer and President
Alan B. Levan                    (Principal Executive Officer)

*                                Vice-Chairman of the Board                      October 22, 2001
_____________________
John E. Abdo

/s/ James A. White               Executive Vice President and Chief Financial    October 22, 2001
_____________________            Officer (Principal Financial and Accounting
James A. White                   Officer)

*                                Director                                        October 22, 2001
_________________________
Steven M. Coldren

                                 Director
_________________________
Bruno L. DiGiulian

*                                Director                                        October 22, 2001
_________________________
Mary E. Ginestra

*                                Director                                        October 22, 2001
_________________________
Jarett S. Levan

*                                Director                                        October 22, 2001
_________________________
Ben A. Plotkin

*                                Director                                        October 22, 2001
_________________________
Dale Renner

*                                Director                                        October 22, 2001
_________________________
Charlie C. Winningham, II

                                 Director
_________________________
Jonathan D. Mariner

* By: /s/ James A. White
      ___________________
      James A. White,
      attorney in fact

                                INDEX TO EXHIBITS

           Exhibits     Description

            4.4         Form of Junior Subordinated Debt Securities Indenture.
            4.6         Form of Junior Subordinated Debt Security (included in
                        Exhibit 4.4).
            4.9 Form of Amended and Restated Trust Agreement of BBC Capital Trust II.
            4.12 Form of Agreement as to Expenses and Liabilities between the Company and BBC Capital Trust II (included in
                        Exhibit 4.9).
            5.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as to the validity of the offered securities of the Company.
            5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to the validity of the Trust Preferred Securities.
            23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1).
            23.2        Consent of Richards, Layton & Finger (included in
                        Exhibit 5.3).
            23.3        Consent of KPMG LLP, independent public accountants.
            25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities trustee.
            25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Junior Subordinated Debt Securities trustee.
            25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the property trustee, relating to BBC Capital Trust II.
            25.4 Statement of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the guarantee trustee, relating to BBC Capital Trust II.